EXHIBIT 4.3

THE WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT (COLLECTIVELY, THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES (COLLECTIVELY, THE "ACTS"). THE SECURITIES MAY NOT BE SOLD, DISTRIBUTED, OFFERED, PLEDGED, ENCUMBERED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACTS COVERING THE TRANSACTION, (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACTS, OR (3) THE COMPANY OTHERWISE SATISFIES ITSELF THAT REGISTRATION IS NOT REQUIRED UNDER THE ACTS.

Date of Issuance: July 28, 2003                      Number of Shares: _____


                           STOCK PURCHASE WARRANT

                        To Subscribe for and Purchase
                               Common Stock of

                             Parlex Corporation

      THIS CERTIFIES THAT, for value received, __________ ("__________"), or registered assigns, is entitled to subscribe for and purchase from Parlex Corporation (the "Company"), a corporation organized and existing under the laws of the Commonwealth of Massachusetts, at the price specified below (subject to adjustment as noted below) at any time after the date hereof to and including July 28, 2008 (the "Expiration Date") _________ (the "Share Number") fully paid and nonassessable shares of common stock (the "Common Stock"). This Warrant has been issued pursuant to a letter agreement dated March 7, 2003 by and among Investec and the Company.

      The warrant purchase price (subject to adjustment as noted below) shall be $8.00 per share ("Exercise Price").

      This Warrant is subject to the following provisions, terms and conditions:

      1. The rights represented by this Warrant may be exercised by the holder hereof, in whole and not in part, by written notice of exercise delivered to the Company and by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company and upon payment to it by wire transfer, certified check, bank draft or cash of the purchase price for such


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shares or by cashless exercise pursuant to paragraph 8. The Company agrees that the shares so purchased shall be and are deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Subject to the provisions of the next succeeding paragraph, certificates for the shares of stock so purchased shall be delivered to the holder hereof within a reasonable time, not exceeding 10 business days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the holder hereof within such time. The Company may require that any such new Warrant or any certificate for Shares purchased upon the exercise hereof bear a legend substantially similar to that which is contained on the face of this Warrant. This Warrant may not be exercised if the issuance of the Common Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or regulations.

      2. Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for shares of stock upon exercise of this Warrant except in accordance with the provisions, and subject to the limitations, of paragraph 5 hereof.

      3. The Exercise Price and/or the Share Number shall be subject to adjustment from time to time in accordance with this Section 3. The Exercise Price and/or the Share Number shall be adjusted to reflect all of the following events that occur on or after the issuance date hereof.

      (a) Subdivision, Stock Dividends or Combinations. In case the Company shall at any time subdivide the outstanding shares of the Common Stock or shall issue a stock dividend with respect to the Common Stock, the Exercise Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and the number of shares for which this Warrant may be exercised immediately prior to such subdivision or the issuance of such dividend shall be proportionately increased. In case the Company shall at any time combine the outstanding shares of the Common Stock, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, and the number of shares for which this Warrant may be exercised immediately prior to such combination shall be proportionately decreased. In each of the foregoing cases, the adjustment shall be effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

      (b) Reclassification, Exchange, Substitution, In-Kind Distribution. Upon any reclassification, exchange, substitution or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant or upon the payment of a dividend on the Common Stock in securities or property other than shares of the Common Stock, the holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and property that holder would have received if this Warrant had been exercised immediately before the record date for such reclassification, exchange, substitution, or other event or immediately prior to the record date for such dividend. The Company or its successor shall promptly issue to holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be


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practicable to the adjustments provided for in this Section 3 including, without limitation, adjustments to the Exercise Price and to the number of securities or property issuable upon exercise or conversion of the new warrant. The provisions of this Section 3(b) shall similarly apply to successive reclassifications, exchanges, substitutions, or other events and successive dividends.

      (c) Certificate of Adjustment. In each case of an adjustment or readjustment of the Exercise Price, the Company, at its own expense, shall cause its principal financial officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the holder. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. No adjustment of the Exercise Price shall be required to be made unless it would result in an increase or decrease of at least one cent, but any adjustments not made because of this sentence shall be carried forward and taken into account in any subsequent adjustment otherwise required hereunder.

      4. The Company represents and warrants that this Warrant has been duly authorized by all necessary corporate action, has been duly executed and delivered and is a legal and binding obligation of the Company. The Company covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant according to the terms hereof will, upon issuance, be duly authorized and issued, fully paid and nonassessable. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. The Company further covenants and agrees that the Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such items and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder hereof against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise.

      5. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company, including without limitation cash dividends.

      6. The holder of this Warrant, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Common Stock issuable or issued upon the exercise hereof (if and only if there is no effective Registration Statement) of such holder's intention to do so, describing briefly the manner of any proposed transfer of this Warrant or such holder's intention as to the disposition to be made of shares of Common Stock issuable or issued upon the exercise hereof. If applicable, such holder shall also provide the Company with an opinion of counsel satisfactory to the Company to the effect that the proposed


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transfer of this Warrant or disposition of shares may be effected without registration or qualification (under any federal or state law) of this Warrant or the shares of Common Stock issuable or issued upon the exercise hereof. Upon receipt of such written notice and opinion (if applicable) by the Company, such holder shall be entitled to transfer this Warrant, or to exercise this Warrant in accordance with its terms and dispose of the shares received upon such exercise or to dispose of shares of Common Stock received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by such holder to the Company, provided that an appropriate legend respecting the aforesaid restrictions on transfer and disposition may be endorsed on this Warrant or the certificates for such shares.

      7. Subject to the provisions of paragraph 5 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that the bearer of this Warrant, when endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

      8. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.

      9. (a) In addition to and without limiting the rights of the holder of this Warrant under the terms of this Warrant, the holder of this Warrant shall have the right (the "Conversion Right") to convert this Warrant or any portion thereof into shares of Common Stock as provided in this paragraph 8 at any time or from time to time prior to its expiration. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder of this Warrant, without payment by the holder of any exercise price or any cash or other consideration, that number of shares of Common Stock equal to the quotient obtained by dividing the Net Value (as hereinafter defined) of the Converted Warrant Shares by the fair market value (as defined in paragraph (c) below) of a single share of Common Stock, determined in each case as of the Conversion Date (as hereinafter defined). The "Net Value" of the Converted Warrant Shares shall be determined by subtracting the aggregate warrant purchase price of the Converted Warrant Shares from the aggregate fair market value of the Converted Warrant Shares. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder of this Warrant an amount in cash equal to the fair market value of the resulting fractional share.


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      (b)   The Conversion Right may be exercised by the holder of this
Warrant by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in paragraph (a) above as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"), but not later than the expiration date of this Warrant. Certificates for the shares of Common Stock issuable upon exercise of the Conversion Right, together with a check in payment of any fractional share shall be issued as of the Conversion Date and shall be delivered to the holder of this Warrant within 10 business days following the Conversion Date.

      (c) For purposes of this paragraph 8, the "fair market value" of a share of Common Stock as of a particular date shall be its Market Price. For these purposes, "Market Price" shall mean, if the Common Stock is traded on a securities exchange or on the Nasdaq National Market, the closing price of the Common Stock on such exchange or the Nasdaq National Market on the trading day prior to the date of determination, or, if the Common Stock is otherwise traded in the over-the-counter market, the average of the closing bid prices on the trading day prior to the date of determination. If at any time the Common Stock is not traded on an exchange or the Nasdaq National Market, or otherwise traded in the over-the-counter market, the Market Price shall be deemed to be the higher of (i) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made, or (ii) the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within 15 days of the date as of which the determination is to be made.

      10. All questions concerning this Warrant will be governed and interpreted and enforced in accordance with the internal law, not the law of conflicts, of the Commonwealth of Massachusetts.

      11. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, upon the making of an affidavit of the fact that the person claiming the Warrant to be lost, stolen, mutilated or destroyed and on such terms as to indemnity or otherwise as the Company may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

      12. Receipt of this Warrant by the holder hereof shall constitute acceptance of and agreement to all of the terms and conditions contained herein.


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      13.   The right to exercise this Warrant shall automatically expire at
5:00 p.m., Eastern Daylight Time, on the Expiration Date.

      IN WITNESS WHEREOF, Parlex Corporation has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated as of July 28, 2003.

                                  PARLEX CORPORATION


                                  By ___________________________________
                                     Peter J. Murphy
                                     Chief Executive Officer & President


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                              SUBSCRIPTION FORM

         To be Executed by the Holder of this Warrant if such Holder
            Desires to Exercise this Warrant in Whole or in Part:

To: Parlex Corporation (the "Company")

             The undersigned ___________________________________

                   Please insert Social Security or other
                      identifying number of Subscriber:

                       _______________________________

hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase thereunder, ___________ shares of the Common Stock (the "Common Stock") provided for therein and [Circle either
(a) or (b)] (a) tenders payment herewith to the order of the Company in the amount of $___________, such payment being made as provided on the face of this Warrant; or (b) hereby exercises the Conversion Right as to the number of shares of Common Stock set forth above in accordance with paragraph 10 of the Warrant.

      The undersigned requests that certificates for such shares of Common Stock be issued as follows:

Name: ______________________________________________________________________

Address: ___________________________________________________________________

Deliver to: ________________________________________________________________

Address: ___________________________________________________________________

and, if such number of shares of Common Stock shall not be all the shares of Common Stock purchasable hereunder, that a new Warrant for the balance remaining of the shares of Common Stock purchasable under this Warrant be registered in the name of, and delivered to, the undersigned at the address stated above.

Dated:

                                  Signature ________________________________
                                  Note: The signature on this Subscription
                                  Form must correspond with the name as
                                  written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever.


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                             FORM OF ASSIGNMENT
                     (To Be Signed Only Upon Assignment)


      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto this Warrant, and appoints __________________________________ to transfer this Warrant on the books of the Company with the full power of substitution in the premises.

Dated: ________________

In the presence of:

________________________

                                  __________________________________________
                                  (Signature must conform in all respects to the name of the holder as specified on the face of this Warrant without alteration, enlargement or any change whatsoever, and the signature must be guaranteed in the usual manner)


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